EXHIBIT 23.1



                       Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Amendment No. 1 to Form S-3 of our report dated March 6, 1998 appearing on page F-2 of Terex Corporation's Annual Report on Form 10-K for the year ended December 31, 1997. We also consent to the reference to us under the heading "Experts" in such Prospectus.



PricewaterhouseCoopers LLP


Stamford, Connecticut
July 6, 1998